SIXTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This sixth amendment (the "Amendment") to the ETF distribution agreement (the "ETF DA") dated as of August 8, 2022, by and between The RBB Fund, Inc. and Quasar Distributors, LLC (together, the "Parties"), is effective as of October 2, 2024.

WHEREAS, the Parties desire to amend Exhibit A to the ETF DA.

WHEREAS, pursuant to Section 8(b) of the ETF DA, no provisions may be amended or modified in any manner except by a written agreement signed by both Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

I.	Exhibit A to the ETF DA is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

2.	Except as expressly amended hereby, all the provisions of the ETF DA shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

QUASAR DISTRIBUTORS, LLC		THE RBB FUND, INC.

By:	/s/ Teresa Cowan	By:	/s/ James G. Shaw
	Teresa Cowan, President		James G. Shaw, CFO/COO & Secretary

Date:	9/16/2024	Date:	9/16/2024

ETF DISTRIBUTION AGREEMENT

EXIDBIT A

Series of The RBB Fund, Inc.

Motley Fool 100 Index ETF

Motley Fool Small-Cap Growth ETF

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Capital Efficiency 100 Index ETF

US Treasury 10 Year Note ETF

US Treasury 7 Year Note ETF

US Treasury 5 Year Note ETF

US Treasury 2 Year Note ETF

US Treasury 30 Year Bond ETF

US Treasury 20 Year Bond ETF

US Treasury 3 Year Note ETF

US Treasury 12 Month Bill ETF

US Treasury 6 Month Bill ETF

US Treasury 3 Month Bill ETF

SGI U.S. Large Cap Core ETF

SGI Dynamic Tactical ETF

F/m Opportunistic Income ETF

F/m 6-Month Investment Grade Corporate Bond ETF

F/m 9-18-Month Investment Grade Corporate Bond ETF

F/m 2-Year Investment Grade Corporate Bond ETF

F/m 3-Year Investment Grade Corporate Bond ETF

F/m 5-Year Investment Grade Corporate Bond ETF

F/m 7-Year Investment Grade Corporate Bond ETF

F/m 10-Year Investment Grade Corporate Bond ETF

F/m 20-Year Investment Grade Corporate Bond ETF

F/m 30-Year Investment Grade Corporate Bond ETF

F/m 15+ Year Investment Grade Corporate Bond ETF

SGI Enhanced Global Income ETF

SGI Enhanced Core ETF

SGI Enhanced Nasdaq-100 ETF

Flm Emerald Life Sciences Innovation ETF